UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2017

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On January 6, 2017, Hines Global REIT II, Inc. (“Hines Global II”), through two wholly-owned subsidiaries of its operating partnership, acquired Rookwood Commons and Rookwood Pavilion, two contiguous shopping centers located in Cincinnati, Ohio (collectively referred to as “Rookwood”). CLP-SPF Rookwood Commons, LLC and CLP-SPF Rookwood Pavilion, LLC, collectively referred to as the “Sellers”, are not affiliated with Hines Global II or its affiliates.

On January 9, 2017, Hines Global II filed a Current Report on Form 8-K (the “Initial Report”) with regard to the acquisition of Rookwood. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Initial Report. After reasonable inquiry, Hines Global II is not aware of any material factors relating to Rookwood that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Rookwood — For the Year Ended December 31, 2016

Report of Independent Auditor
Statement of Revenues and Certain Operating Expenses
Notes to Statement of Revenues and Certain Operating Expenses

(b) Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is filed herewith and incorporated herein by reference.

Hines Global REIT II, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 and the notes thereto
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2016 and the notes thereto
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2015 and the notes thereto
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

March 23, 2017	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Report of Independent Auditor

To the Partners of
Hines Global REIT II Properties, LP
Houston, Texas

Report on the Historical Summary

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Rookwood Commons and Rookwood Pavilion, two contiguous shopping centers located in Cincinnati, Ohio (collectively referred to as “Rookwood”), for the year ended December 31, 2016.

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of this Historical Summary, in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal controls relevant to the preparation and fair presentation of the statement that is free from material misstatement, whether from fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to Rookwood’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Rookwood’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.
We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion

In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 2 to the Historical Summary of Rookwood for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Hines Global REIT II, Inc.) as discussed in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Rookwood’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas
March 23, 2017

ROOKWOOD
STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2016

Revenues:	Year Ended December 31, 2016
Rental revenue	$17,075,979
Other revenue	209,791
Total revenues	17,285,770
Certain operating expenses:
Utilities	231,552
Real estate taxes	3,843,563
Repairs and maintenance	495,913
Cleaning services	179,770
Building management services	338,926
Insurance	93,346
Interest expense	2,929,400
Total certain operating expenses	8,112,470
Revenues in excess of certain operating expenses	$9,173,300

See accompanying notes to statement of revenues and certain operating expenses.

ROOKWOOD
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2016

(1) Organization

Rookwood Commons and Rookwood Pavilion, are two contiguous shopping centers located in Cincinnati, Ohio (collectively referred to as “Rookwood”), that contain 600,071 square feet of net rentable area in aggregate. Rookwood was acquired by Hines Global REIT II, Inc. (“Hines Global II”), through two wholly-owned subsidiaries of its operating partnership. The acquisition was completed on January 6, 2017.

(2)  Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC.  The Historical Summary includes the historical revenues and operating expenses of Rookwood, exclusive of depreciation and amortization, management fees, and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of Rookwood.

In preparing the accompanying financial statements, Hines Global II evaluated events and transactions that occurred subsequent to December 31, 2016, through the date that the accompanying financial statements were available to be issued on March 23, 2017.

(3) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(4)  Significant Accounting Policies

(a) Revenue Recognition

Rookwood’s operations consist of rental revenue earned from tenants under leasing arrangements, which provide for minimum rent, escalations, and charges to the tenants for operating expenses. The leases with the tenants are net leases and have been accounted for as operating leases. Rental revenue is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire term of the leases, which resulted in a decrease in rental revenue of $52,505 for the year ended December 31, 2016.

(b)  Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

ROOKWOOD
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2016

(5) Rental Revenue

The aggregate annual minimum cash payments to be received on the noncancelable operating leases in effect as of December 31, 2016 are as follows:

Year ending December 31:	Amount
2017	$11,534,760
2018	10,634,869
2019	9,500,076
2020	7,330,874
2021	4,302,038
Thereafter	7,916,817
Total	$51,219,434

Total minimum future rental revenue represents the base rent that the tenants are required to pay under the terms of their lease in effect at December 31, 2016, exclusive of charges for contingent rents, operating expenses, and real estate taxes. There were no significant contingent rents for the year ended December 31, 2016.

Of the total rental revenue for the year ended December 31, 2016, Rookwood did not earn revenue from any tenants that represent more than 10% of its total rental revenue.

(6) Debt

In connection with the acquisition of Rookwood, Hines Global II entered into two loan assumption and modification agreements, with Nationwide Life Insurance Company (“Nationwide”) and with CLP-SPF Rookwood Commons, LLC and CLP-SPF Rookwood Pavilion, LLC. Pursuant to the loans, Hines Global II assumed two secured mortgage facilities with a combined original principal amount of $96.0 million. Interest accrued on the unpaid principal balance of the Rookwood Commons and Rookwood Pavilion secured mortgage facilities are due and payable on the first day of each month. The Rookwood Commons and Rookwood Pavilion secured mortgage facilities have fixed interest rates of 3.13% and 2.87%, respectively, and mature on July 1, 2020. Each secured mortgage facility may be prepaid in full, subject to certain conditions, including but not limited to providing 30 days’ advance written notice to Nationwide.

Scheduled principal payments on the Rookwood secured mortgage facilities are as follows for each of the years ended December 31, 2017 through December 31, 2021:

	2017	2018	2019	2020	2021
Principal payments	—	—	—	96,000,000	—

* * * * *

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT II, Inc. (the “Company”), made the following acquisitions since January 1, 2015:

Property Name	Date of Acquisition	Net Purchase Price
Bishop’s Square	March 3, 2015	$103.2 million
Domain Apartments	January 29, 2016	$58.1 million
Cottonwood Corporate Center	July 5, 2016	$139.2 million
Goodyear Crossing II	August 18, 2016	$56.2 million
Rookwood	January 6, 2017	$193.7 million

The unaudited pro forma condensed consolidated balance sheet assumes that the 2017 acquisition of Rookwood, two contiguous shopping centers consisting of Rookwood Commons and Rookwood Pavilion, occurred on September 30, 2016 and the unaudited pro forma condensed consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2015.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods. The pro forma information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's quarterly reports on Form 10-Q.

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2016

	September 30, 2016	Adjustments for the Rookwood acquisition		Pro Forma
ASSETS
Investment property, net	$288,664,005	$182,480,506	(a)	$471,144,511
Cash and cash equivalents	5,764,867	18,637,933	(b)	24,402,800
Restricted cash	1,622,625	—		1,622,625
Derivative instruments	768	—		768
Tenant and other receivables, net	3,066,637	—		3,066,637
Intangible lease assets, net	83,013,970	29,829,547	(a)	112,843,517
Deferred leasing costs, net	57,631	—		57,631
Deferred financing costs, net	3,766	—		3,766
Other assets	5,650,364	(5,000,000)	(b)	650,364
Total assets	$387,844,633	$225,947,986		$613,792,619
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$8,373,985	$926,366	(c)	$9,300,351
Due to affiliates	13,714,756	4,473,592	(d)	18,188,348
Intangible lease liabilities, net	2,694,222	14,223,759	(a)	16,917,981
Other liabilities	2,485,845	—		2,485,845
Distributions payable	966,047	—		966,047
Notes payable to affiliates	—	56,000,000	(b)	56,000,000
Notes payable, net	201,848,467	96,046,686	(b)	297,895,153
Total liabilities	$230,083,322	$171,670,403		$401,753,725

Commitments and Contingencies	—	—		—

Equity:
Stockholders’ equity (deficit):
Preferred shares, $0.001 par value; 500,000,000 preferred shares authorized, none issued or outstanding as of September 30, 2016	—	—		—
Class A common stock, $0.001 par value; 600,000,000 authorized; 15,233,699 issued and outstanding as of September 30, 2016	15,233	1,315	(b)	16,548
Class T common stock, $0.001 par value; 900,000,000 authorized; 6,632,546 issued and outstanding as of September 30, 2016	6,633	3,220	(b)	9,853
Additional paid-in capital	183,920,321	59,673,006	(b)	243,593,327
Accumulated distributions in excess of earnings	(25,883,036)	(5,399,958)	(c)(d)	(31,282,994)
Accumulated other comprehensive income (loss)	(297,840)	—		(297,840)
Total stockholders’ equity	157,761,311	54,277,583		212,038,894
Noncontrolling interests	—	—		—
Total equity	157,761,311	54,277,583		212,038,894
Total liabilities and equity	$387,844,633	$225,947,986		$613,792,619

See notes to unaudited pro forma condensed consolidated balance sheet and notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016

Adjustments

(a)
To record the pro forma effect of the Company’s acquisition of Rookwood, assuming it had occurred on September 30, 2016. Investment property and intangible lease assets and liabilities were recorded at fair value. See Note 2 — Significant Accounting Policies in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 regarding how the fair values of the Company’s investment property and intangible lease assets and liabilities were determined. Pro forma adjustments related to these amounts are preliminary and subject to change.

See Note 1 to the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements for additional information on the adoption of Accounting Standards Update 2017-01.

(b)
The acquisition of Rookwood was funded using proceeds from the Company’s current public offering (of which a $5.0 million deposit was funded prior to September 30, 2016 and recorded in other assets on the condensed consolidated balance sheet), a $56.0 million advance under the Company’s credit facility with Hines Interests Limited Partnership (“Hines”) and the assumption of two existing secured mortgage facilities from a third party totaling $96.0 million, which the Company entered into simultaneously with the acquisition of Rookwood. At the time of acquisition, the fair values of these loans was estimated to be $95.3 million which resulted in a premium of $0.7 million. The premium is being amortized over the remaining life of the loans, which have a weighted average year to maturity of 3.5 years.

Additionally, for the period October 1, 2016 through December 31, 2016, the Company raised an additional $43.7 million in net offering proceeds to use towards the acquisition of Rookwood which was recorded as an increase to additional paid in capital and cash.

(c)	To record the pro forma effect of the Company’s acquisition expenses related to the acquisition of Rookwood.

(d)	To record the pro forma effect of the $4.4 million acquisition fee owed to an affiliate of Hines in relation to the acquisition of Rookwood.

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2016

	Nine Months Ended September 30, 2016 (unaudited)	Adjustments for the Rookwood acquisition		Other Adjustments		Pro Forma
Revenues:
Rental revenue	$14,888,308	$15,187,569	(a)	$10,882,359	(d)	$40,958,236
Other revenue	508,847	157,487	(a)	284,491	(d)	950,825
Total revenue	15,397,155	15,345,056		11,166,850		41,909,061
Expenses:
Property operating expenses	$2,765,029	1,005,548	(a)	1,857,732	(d)	5,628,309
Real property taxes	890,806	2,885,305	(a)	1,288,372	(d)	5,064,483
Property management fees	280,207	460,352	(b)	281,384	(e)	1,021,943
Depreciation and amortization	9,873,272	7,755,024	(a)	8,652,652	(d)	26,280,948
Acquisition related expenses	1,369,619	—		(1,284,031)	(f)	85,588
Asset management and acquisition fees	6,136,530	—		(3,780,832)	(g)	2,355,698
General and administrative expenses	1,587,662	—		—		1,587,662
Total expenses	22,903,125	12,106,229		7,015,277		42,024,631
Income (loss) before other income (expenses)	(7,505,970)	3,238,827		4,151,573		(115,570)
Other income (expenses):
Gain (loss) on derivative instruments	(5,707)	—		—		(5,707)
Foreign currency gains (losses)	8,041	—		—		8,041
Interest expense	(1,900,919)	(3,364,756)	(c)	(2,058,516)	(h)	(7,324,191)
Interest income	47,599	—		2,710		50,309
Net income (loss)	(9,356,956)	(125,929)		2,095,767		(7,387,118)
Net (income) loss attributable to noncontrolling interests	(9,175)	—		—		(9,175)
Net income (loss) attributable to common stockholders	$(9,366,131)	$(125,929)		$2,095,767		$(7,396,293)
Basic and diluted income (loss) per common share	$(0.58)	—		—		(0.46)
Weighted average number of common shares outstanding	16,134,239	—		—		16,134,239

See notes to unaudited pro forma condensed consolidated statement of operations and notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2016

(a)
To record the pro forma effect of the Company’s acquisition of Rookwood based on its historical results of operations assuming that the acquisition had occurred on January 1, 2015. Depreciation and amortization were calculated based on the fair values of the investment property using a useful life of 40 years and in place lease assets and out of market lease assets and liabilities using a useful life of the remaining lease terms, which are preliminary and subject to change.

(b)	To record the pro forma effect of the property management fee owed to an affiliate of Hines based on 3.0% of gross revenues, assuming that the acquisition of Rookwood had occurred on January 1, 2015.

(c)
To record the pro forma effect of interest expense assuming that the Company had borrowings of $56.0 million under the credit facility with Hines and the assumption of two existing secured mortgage facilities from a third party totaling $96.0 million related to the acquisition of Rookwood had been outstanding on January 1, 2015. The adjustment also includes the amortization of the fair value adjustment related to the assumed mortgages for Rookwood. The weighted average interest rate for all of the borrowings used to acquire Rookwood was 2.85% at the date of acquisition.

(d)
To record the pro forma effect of the Company’s acquisition of the Domain Apartments based on their historical results of operations assuming that these acquisitions had occurred on January 1, 2015. Depreciation and amortization were calculated based on the fair values of the investment properties using a useful life of 40 years and intangible lease assets and liabilities using a useful life of the remaining lease terms. To record the pro forma effect of the Company’s acquisitions of Cottonwood Corporate Center and Goodyear Crossing II based on their historical results of operations assuming that these acquisitions had occurred on January 1, 2015. Depreciation and amortization were calculated based on the fair values of the investment properties using a useful life of 40 years and intangible lease assets and liabilities using a useful life of the remaining lease terms, which are preliminary and subject to change.

(e)
To record the pro forma effect of the property management fee based on 2.5% of gross revenues for the Domain Apartments, 3.0% of gross revenue for Cottonwood Corporate Center and 2.0% of gross revenue for Goodyear Crossing II, assuming that these acquisitions had occurred on January 1, 2015.

(f)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions prior to January 1, 2017.

(g)
To eliminate the effect of the non-recurring acquisition fee recorded in relation to the Company’s acquisitions acquired prior to January 1, 2017. In addition, these adjustments reflect the pro forma effect of the asset management fee owed to an affiliate of Hines (net of waivers), assuming the Company’s acquisitions had occurred on January 1, 2015.

(h)
To record the pro forma effect of interest expense assuming that the Company had approximately $34.3 million in permanent financing in place as of January 1, 2015 with an interest rate of 2.03% at the date of the Domain Apartments acquisition, to record the pro forma effect of interest expense assuming that the Company had approximately $78.0 million in permanent financing in place as of January 1, 2015 and borrowings of $8.0 million under the credit facility with Hines related to the acquisition of Cottonwood Corporate Center and to record the pro forma effect of interest expense assuming the Company had approximately $29.0 million in permanent financing in place as of January 1, 2015 and borrowings of $14.5 million under the credit facility with Hines related to the acquisition of Goodyear Crossing II. The weighted average interest rate for all of the borrowings used to acquire Cottonwood Corporate Center and Goodyear Crossing II were 2.91% and 2.73%, respectively, as of the dates of acquisition of each property. If interest rates were to increase by 1/8th of a percent, interest expense would increase by approximately $205,000.

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2015

	Year Ended December 31, 2015	Adjustments for the Rookwood acquisition		Other Adjustments		Pro Forma
Revenues:
Rental revenue	$9,278,221	$20,231,616	(a)	$22,860,930	(d)	$52,370,767
Other revenue	132,454	209,791	(a)	906,495	(d)	1,248,740
Total revenue	9,410,675	20,441,407		23,767,425		53,619,507
Expenses:
Property operating expenses	1,870,552	1,339,507	(a)	4,320,391	(d)	7,530,450
Real property taxes	297,598	3,843,563	(a)	2,570,796	(d)	6,711,957
Property management fees	128,871	613,242	(b)	711,555	(e)	1,453,668
Depreciation and amortization	4,206,600	10,330,597	(a)	14,806,494	(d)	29,343,691
Acquisition related expenses	2,962,784	—		(2,918,349)	(f)	44,435
Asset management and acquisition fees	2,639,645	—		1,263,321	(g)	3,902,966
General and administrative expenses	1,548,979	—		—		1,548,979
Total expenses	13,655,029	16,126,909		20,754,208		50,536,146
Income (loss) before other income (expenses)	(4,244,354)	4,314,498		3,013,217		3,083,361
Other income (expenses):
Gain (loss) on derivative instruments	(40,535)	—		—		(40,535)
Foreign currency gains (losses)	(12,107)	—		—		(12,107)
Interest expense	(1,344,779)	(4,412,029)	(c)	(5,262,989)	(h)	(11,019,797)
Interest income	4,209			—		4,209
Net income (loss)	(5,637,566)	(97,531)		(2,249,772)		(7,984,869)
Net (income) loss attributable to noncontrolling interests	(12,139)	—		—		(12,139)
Net income (loss) attributable to common stockholders	$(5,649,705)	$(97,531)		$(2,249,772)		$(7,997,008)
Basic and diluted income (loss) per common share	$(1.06)	$—		—		$(0.54)
Weighted average number of common shares outstanding	5,307,700	—		9,428,379	(i)	14,736,079

See notes to unaudited pro forma condensed consolidated statement of operations and notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015

(a)
To record the pro forma effect of the Company’s acquisition of Rookwood based on its historical results of operations assuming that the acquisition had occurred on January 1, 2015. Depreciation and amortization were calculated based on the fair values of the investment property using a useful life of 40 years and in place lease assets and out of market lease assets and liabilities using a useful life of the remaining lease terms, which are preliminary and subject to change.

(b)	To record the pro forma effect of the property management fee owed to an affiliate of Hines based on 3.0% of gross revenues, assuming that the acquisition of Rookwood had occurred on January 1, 2015.

(c)
To record the pro forma effect of interest expense assuming that the Company had borrowings of $56.0 million under the credit facility with Hines and the assumption of two existing secured mortgage facilities from a third party totaling $96.0 million related to the acquisition of Rookwood. The adjustment also includes the amortization of the fair value adjustment related to the assumed mortgages for Rookwood. The weighted average interest rate for all of the borrowings used to acquire Rookwood was 2.85% at the date of acquisition.

(d)
To record the pro forma effect of the Company’s acquisitions of Bishop’s Square and the Domain Apartments based on their historical results of operations assuming that these acquisitions had occurred on January 1, 2015. There were no adjustments made for real property taxes related to Bishop’s Square due to the fact that the tenants are directly responsible for property taxes in Ireland. Depreciation and amortization were calculated based on the fair values of the investment properties using a useful life of 40 years and intangible lease assets and liabilities using a useful life of the remaining lease terms. To record the pro forma effect of the Company’s acquisitions of Cottonwood Corporate Center and Goodyear Crossing II based on their historical results of operations assuming that these acquisitions had occurred on January 1, 2015. Depreciation and amortization were calculated based on the fair values of the investment properties using a useful life of 40 years and intangible lease assets and liabilities using a useful life of the remaining lease terms, which are preliminary and subject to change.

(e)
To record the pro forma effect of the property management fee owed to an affiliate of Hines of approximately €90,000 per year, or $109,274 per year using the exchange rate in effect on January 1, 2015, for Bishop’s Square, 2.5% of gross revenues for the Domain Apartments, 3.0% of gross revenues for Cottonwood Corporate Center and 2.0% of gross revenues for Goodyear Crossing II, assuming that these acquisitions had occurred on January 1, 2015.

(f)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions prior to January 1, 2017.

(g)
To eliminate the effect of the non-recurring acquisition fee recorded in relation to the Company’s acquisitions acquired prior to January 1, 2017. In addition, these adjustments reflect the pro forma effect of the asset management fee owed to an affiliate of Hines (net of waivers), assuming the Company’s acquisitions had occurred on January 1, 2015.

(h)
To record the pro forma effect of interest expense assuming that the Company had approximately €55.2 million ($67.0 million using the exchange rate in effect on January 1, 2015) in permanent financing in place as of January 1, 2015 and borrowings of $45.2 million under the credit facility with Hines related to the acquisition of Bishop’s Square, to record the pro forma effect of interest expense assuming that the Company had approximately $34.3 million in permanent financing in place as of January 1, 2015 related to the acquisition of the Domain Apartments, to record the pro forma effect of interest expense assuming that the Company had approximately $78.0 million in permanent financing in place as of January 1, 2015 and borrowings of $8.0 million under the credit facility with Hines related to the acquisition of Cottonwood Corporate Center and to record the pro forma effect of interest expense assuming that the Company had approximately $29.0 million in permanent financing in place as of January 1, 2015 and borrowings of $14.5 million under the credit facility with Hines related to the acquisition of Goodyear Crossing II. The weighted average interest rate for all of the borrowings used to acquire Bishop’s Square, the Domain Apartments, Cottonwood Corporate Center and Goodyear Crossing II were 1.8%, 2.03%, 2.91% and 2.73%, respectively, of the dates of acquisition of each property. If interest rates were to increase by 1/8th of a percent, interest expense would increase by approximately $345,000.

(i)
To record the pro forma effect of the proceeds from the issuance of shares of the Company's common stock that were used to complete the acquisitions described in (a) and (d) above, less amounts received from financing described in (c) and (h) above. This adjustment assumes that the Company sold shares at a price of $10.00 per share less an aggregate of $1.08 per share of selling commissions, dealer manager fees and issuer costs.

Pro Forma for the Year Ended December 31, 2015
Cash needed to acquire Bishop’s Square	$—
Cash needed to acquire the Domain Apartments	23,819,500
Cash needed to acquire Cottonwood Corporate Center	53,198,425
Cash needed to acquire Goodyear Crossing II	12,700,000
Cash needed to acquire Rookwood	41,727,902
131,445,827

Net cash received from each share of common stock issued	$8.92

Common stock needed to purchase properties listed above	14,736,079
Less: Historical weighted average common shares outstanding	5,307,700
Weighted average number of common shares outstanding	9,428,379

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1) Adoption of Accounting Standards Update 2017-01 (“ASU 2017-01”)

In January 2017, the FASB issued ASU 2017-01 to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The Company adopted ASU 2017-01 beginning with real estate transactions acquired on or after January 1, 2017. With the adoption of this guidance, acquisition expenses related to those acquisitions will be capitalized. As a result, the Company capitalized $5.1 million in acquisition fees and expenses related to Rookwood on the condensed consolidated balance sheet. Approximately $266,000 in acquisition expenses that were incurred prior to January 1, 2017 were not capitalized because ASU 2017-01 does not allow retrospective application to costs previously incurred prior to the date of adoption of ASU 2017-01.

(2)  Investment Properties Acquired After January 1, 2015

Bishop’s Square

On March 3, 2015, the Company, through a wholly-owned subsidiary of its operating partnership, acquired Bishop’s Square, a Class A office building located in Dublin, Ireland. Bishop’s Square consists of 153,569 square feet of rentable area and is 100% leased. The net purchase price for Bishop’s Square was $103.2 million, exclusive of transaction costs and working capital reserves.

Domain Apartments

On January 29, 2016, the Company, through a wholly-owned subsidiary of its operating partnership, acquired the Domain Apartments, a multi-family community located in Henderson, Nevada near Las Vegas. The Domain Apartments consist of 308 units with an average unit size of 1,075 square feet located on a 15.5 acre site and is 95% leased. The net purchase price for the Domain Apartments was $58.1 million, exclusive of transaction costs and working capital reserves.

Cottonwood Corporate Center

On July 5, 2016, the Company, through a wholly-owned subsidiary of its operating partnership, acquired Cottonwood Corporate Center, a four-building, Class-A office project located in Cottonwood Heights, Utah, a submarket of Salt Lake City, Utah. Cottonwood Corporate Center consists of 490,030 square feet of net rentable area that is 93% leased. The net purchase price for Cottonwood Corporate Center was $139.2 million, exclusive of transaction costs and working capital reserves.

Goodyear Crossing II

On August 18, 2016, the Company, through a wholly-owned subsidiary of its operating partnership, acquired Goodyear Crossing II, a Class-A industrial warehouse located in Goodyear, Arizona, a submarket of Phoenix, Arizona. Goodyear Crossing II consists of 820,384 square feet of net rentable area that is 100% leased to Amazon.com. The net purchase price for Goodyear Crossing II was $56.2 million, exclusive of transaction costs and working capital reserves.

Rookwood

On January 6, 2017, the Company, through two wholly-owned subsidiaries of its operating partnership, acquired Rookwood Commons and Rookwood Pavilion, two contiguous shopping centers located in Cincinnati, Ohio (collectively referred to as “Rookwood”). Rookwood consists of 600,071 square feet that is, in the aggregate, 97% leased. The net purchase price for Rookwood was $193.7 million exclusive of transaction costs and working capital reserves.

The unaudited pro forma condensed consolidated balance sheet assumes that the 2017 acquisition of Rookwood occurred on September 30, 2016 and the unaudited pro forma condensed consolidated statements of operations assume that all of the acquisitions described above occurred on January 1, 2015.